                                                                    Exhibit 10.7

                                LICENSE AGREEMENT
                                -----------------

         This License Agreement (this "Agreement") is made effective as of this 20th day of November, 2003 by and among Crown Investments Trust, a Delaware business trust ("CIT"), Crown American Hotels Company, a Pennsylvania corporation ("CAHC" and, together with CIT, "Crown") and Pennsylvania Real Estate Investment Trust, a Pennsylvania business trust ("PREIT").



                                    RECITALS
                                    --------

         WHEREAS, Crown American Realty Trust, a Maryland real estate investment trust ("CART"), Crown American Properties, L.P., a Delaware limited partnership ("CAP"), PREIT and PREIT Associates, L.P., a Delaware limited partnership ("PREIT Partnership") are parties to that certain Agreement and Plan of Merger dated as of May 13, 2003 (the "Merger Agreement"), pursuant to which, among other things, CART will be merged with and into PREIT (the "Merger").

         WHEREAS, CIT is the owner of rights in (i) the trademarks identified in Schedule A attached hereto and made a part hereof and (ii) the names "CROWN" and "CROWN AMERICAN" and derivatives thereof and certain trademarks, service marks, copyrights, brand names, logos, designs, trade dress, trade names, corporate names, websites and other intellectual property assets and rights using, incorporating or associated with the "CROWN" or "CROWN AMERICAN" names and derivatives thereof (collectively, the "CIT Intellectual Property").

         WHEREAS, CAHC is the owner of the domain names identified on Schedule B attached hereto and made a part hereof (the "Domain Names").

         WHEREAS, Crown has agreed to grant to PREIT a non-exclusive, non-assignable, non-transferable, non-sublicensable, royalty-free license for PREIT and its affiliates to use the CIT Intellectual Property and the Domain Names (other than the specific names and marks "CROWN AMERICAN HOTELS" and "CROWN HOTELS") (collectively, the "Licensed Crown Intellectual Property") for the limited purposes more fully set forth herein following consummation of the Merger.

         WHEREAS, the parties desire to set forth the terms of the license and certain other related matters.

         NOW, THEREFORE, in consideration of the premises and the covenants herein contained, and intending to be legally bound, the parties agree as follows.

                                     LICENSE
                                     -------

         1.1 Grant of License; Scope. Subject to the terms and conditions of this Agreement, Crown hereby grants to PREIT a non-exclusive, non-assignable, non-transferable, non-sublicensable, royalty-free license for PREIT and its affiliates to use the Licensed Crown Intellectual Property solely in connection with the operation of the business and properties of CART and its affiliates acquired by PREIT and its affiliates pursuant to the Merger and the other transactions contemplated by the Merger Agreement, in the same manner and to the same extent that the Licensed Crown Intellectual Property is used in connection with the operation of the business and properties of CART and its affiliates immediately prior to the consummation of the Merger and other transactions contemplated by the Merger Agreement. The Domain Names shall be used by Crown and its affiliates, if at all, as the uniform resource locator for one or more gateway websites. Such gateway websites shall provide the public, in PREIT's reasonable discretion, with a basic description of the merger, which description PREIT shall prepare and provide to Crown for posting at such gateway websites. The gateway websites shall also contain links redirecting the public to PREIT's and Crown's own websites, as applicable. Crown and its affiliates agree to display one or more links provided by PREIT solely to identify and serve as uniform resource locators for such one or more PREIT's websites. Within thirty
(30) days after the effective date of this Agreement, PREIT shall provide Crown with the PREIT pertinent link information that PREIT intends Crown to post at the one or more gateway websites identified by the Domain Names. PREIT may vary such information from time to time and Crown shall have sixty (60) days in which to post any such variations at the gateway websites identified by the Domain Names.

         1.2 Limitation on Use. PREIT agrees that it shall not, and it shall not permit its affiliates to, use or authorize others to use the Licensed Crown Intellectual Property in any manner other than as specifically permitted by this Agreement, including without limitation use in connection with any properties or businesses of PREIT other than those acquired from CART and its affiliates pursuant to the Merger and the other transactions contemplated by the Merger Agreement. Notwithstanding the foregoing, PREIT or its affiliates shall be permitted to use the Licensed Crown Intellectual Property in such reasonable and appropriate manner as PREIT determines to be consistent with the proper operation of the business and properties of CART and its affiliates acquired directly or indirectly by PREIT in connection with the Merger; provided, however, that if any proposed use is materially greater than the use as of the effective date of this Agreement, then PREIT shall give Crown notice of the proposed use and Crown shall have a period of thirty (30) days to approve such use, which approval shall not be unreasonably withheld.

         1.3 No Assignment or Sub-Licensing. The license granted to PREIT under this Agreement is personal to PREIT and its affiliates and is not assignable or sub-licensable by PREIT or any of its affiliates, except that the license herein may be assigned to a successor-in-interest to any of the assets of PREIT acquired in connection with the Merger as provided in Section 7.3.

         1.4 No Other Rights Granted. Nothing in this Agreement shall be construed as an assignment or grant to PREIT or any of its affiliates of any right, title or interest in or to the Licensed Crown Intellectual Property or in any tradename, trademarks, trade dress, domain name, copyright, design or other property right other than the limited license expressly granted hereby.

                  COVENANTS AND OBLIGATIONS OF PREIT AND CROWN
                  --------------------------------------------

         2.1 Information Concerning Use. PREIT shall, and shall cause its affiliates to, as reasonably requested by Crown, inform Crown of the details of the use of the Licensed Crown Intellectual Property by PREIT and its affiliates, including signage, graphics, position, size, colors and script.

         2.2 Quality Controls. PREIT shall, and shall cause its affiliates to, cause the nature and quality of its use of the Licensed Crown Intellectual Property to conform to the quality standards established by Crown and communicated to PREIT from time to time for the Licensed Crown Intellectual Property, provided that for a period of three (3) years from the effective date of this Agreement such quality standards are no more onerous than those applicable as of the effective date of this Agreement. Crown acknowledges that the quality standards with which the Licensed Crown Intellectual Property is associated as of the effective date of this Agreement meets the quality standards of this Agreement. For a period of three (3) years after the effective date of this Agreement, Crown shall not unreasonably vary the quality standards for the Licensed Crown Intellectual Property. PREIT shall be permitted such time as is reasonable under the circumstances in order to conform the quality of its use of the Licensed Crown Intellectual Property to any such changes in the quality standards set by Crown under this Agreement.

         2.3 Right to Inspect. Crown shall have the right, at all reasonable times, to inspect the uses of the Licensed Crown Intellectual Property by PREIT and its affiliates, on the premises of PREIT and its affiliates and elsewhere, as Crown considers necessary to carry out the purposes of inspection as part of appropriate quality control. Crown shall have the right to receive from PREIT and its affiliates, upon request, without charge, a reasonable number of samples of any materials on which the Licensed Crown Intellectual Property appears or is otherwise used. PREIT shall, and shall cause its affiliates to, amend any such materials which are not reasonably satisfactory to Crown based upon then current quality controls, practice and uses.

         2.4 Crown's Rights in the Licensed Crown Intellectual Property. PREIT shall, and shall cause its affiliates to, cooperate with Crown for the purpose of securing and preserving Crown's rights in and to the Licensed Crown Intellectual Property, provided, that Crown shall reimburse PREIT and its affiliates for any reasonably out-of-pocket expenses incurred in connection with such cooperation. All use of the Licensed Crown Intellectual Property by PREIT and its affiliates under this Agreement shall inure to the benefit of Crown. At the termination or expiration of this Agreement, PREIT and its affiliates shall be deemed to have assigned, transferred and conveyed to CIT and CAHC, as appropriate, any rights, equities, goodwill, title or other rights in and to the Licensed Crown Intellectual Property which may have been obtained by PREIT or its affiliates or which may have vested in PREIT or its affiliates, and PREIT shall, and shall cause its affiliates to, execute any instrument reasonably requested by CIT to accomplish or confirm the foregoing. Any such assignment, transfer or conveyance shall be without further consideration; provided that Crown shall reimburse PREIT for any reasonable out-of-pocket costs incurred in connection with such cooperation.

         2.5 Compliance with Laws. PREIT shall, and shall cause its affiliates to, comply with all laws, rules and/or regulations applicable to the use of the Licensed Crown Intellectual Property.

         2.6 Non-Interference. PREIT shall not, and shall not permit its affiliates to, apply for the registration of, or cause or allow the filing of an application for the registration of, a tradename, trademarks or service marks which is identical to or confusingly similar to the Licensed Crown Intellectual Property. PREIT shall not, and shall not permit its affiliates to, take any action that may interfere with or diminish Crown's right, title or interest in or to the Licensed Crown Intellectual Property or any goodwill associated therewith. Without limiting the generality of the foregoing, PREIT shall not, and shall not permit its affiliates to, directly or indirectly through any other entity, attempt to or actually register or acquire, or claim adversely to Crown, any right, title or interest in or to the Licensed Crown Intellectual Property or distinctive features thereof. PREIT shall not, and shall not permit its affiliates to, take any action which contests or impairs Crown's right, title and interest in and to the Licensed Crown Intellectual Property or which challenges the validity of this Agreement. Notwithstanding the foregoing, PREIT or its affiliates shall be permitted to undertake such filings, registrations or submissions as may be required by statute, rule or regulation or as may be necessary to the conduct of the businesses and properties of PREIT and its affiliates acquired in connection with the Merger and the transactions contemplated thereby; provided, that such filings, registrations and submissions shall not be made with the U.S. Patent and Trademark Office or any state or foreign trademark registrar.

         2.7 No Disparagement. Neither PREIT nor Crown shall, nor shall they permit their respective affiliates to, with respect to the Licensed Crown Intellectual Property or the name or mark "CROWN", use them: (a) so as to disparage or bring them into disrepute or (b) so as to damage the reputation of PREIT, Crown or their respective affiliates.

         2.8 Infringement Claims and Proceedings. PREIT shall promptly notify Crown of any actual, alleged or threatened infringement or potential infringement or unauthorized use of the Licensed Crown Intellectual Property of which PREIT is actually aware. PREIT shall not, and shall not permit its affiliates to, take any legal action to protect against any infringement of the Licensed Crown Intellectual Property without Crown's prior written consent. Crown shall have the sole right and discretion to bring or defend proceedings in connection with any actual, alleged or threatened infringement or unauthorized use of the Licensed Crown Intellectual Property or any claims related thereto. PREIT shall, and shall cause its affiliates to, cooperate with Crown, at Crown's request and expense, in taking steps with respect to any such proceeding.

         2.9 Injunctive Relief. PREIT acknowledges and agrees that any unauthorized use or misuse of the Licensed Crown Intellectual Property by or for PREIT or any of its affiliates may result in irreparable harm to Crown and that, in addition to any other rights or remedies specified in this Agreement, Crown shall be entitled to seek equitable relief, including preliminary injunctive relief, to prevent or correct any harm which results from such violation that is not cured within thirty (30) days of written notice from Crown identifying the violation.

         2.10 Indemnification. (a) Subject to Section 5.3, PREIT shall indemnify and hold harmless CIT, CAHC and their respective affiliates, officers, directors, trustees, employees, agents, successors and assigns (collectively, "Crown Indemnified Parties") from and against any losses, damages, claims, suits, actions or proceedings (including reasonable attorneys fees and expenses) suffered, incurred or asserted against any Crown Indemnified Parties arising from or relating to (i) any breach by PREIT of its covenants and obligations under this Agreement or (ii) use by PREIT or any of its affiliates of any of the Licensed Crown Intellectual Property. PREIT shall have the authority to control the defense of any third party claim that is subject to indemnification hereunder, provided that PREIT shall not settle or compromise any such claim without the prior written consent of Crown.

         (b) CIT shall indemnify and hold harmless PREIT and its affiliates, officers, directors, trustees, employees, agents, successors and assigns (collectively, "PREIT Indemnified Parties") from and against any losses, damages, claims, suits, actions or proceedings (including reasonable attorneys fees and expenses) suffered, incurred or asserted against any PREIT Indemnified Parties arising from or relating to (i) any breach by CIT or CAHC, of their covenants and obligations under this Agreement or (ii) use by CIT, CAHC or any of their affiliates of any of the Licensed Crown Intellectual Property. CIT shall have the authority to control the defense of any third party claim that is subject to indemnification hereunder, provided that CIT shall not settle or compromise any such claim without the prior written consent of PREIT.

                    OWNERSHIP OF CROWN INTELLECTUAL PROPERTY
                    ----------------------------------------

         3.1 Ownership by Crown. PREIT acknowledges that the Licensed Crown Intellectual Property is the property of Crown and that Crown has substantial and valuable goodwill in the Licensed Crown Intellectual Property. PREIT shall, and shall cause its affiliates to, take such reasonable measures to maintain and protect Crown's rights as Crown shall reasonably require. PREIT shall, and shall cause its affiliates to, cooperate with Crown and execute any documents reasonably required by Crown to protect the Licensed Crown Intellectual Property. Any reasonable out-of-pocket expenses incurred by PREIT in connection therewith shall be paid directly by Crown or reimbursed directly to PREIT as PREIT shall reasonably request.

                     COVENANTS AND RESPONSIBILITIES OF CROWN
                     ---------------------------------------

         4.1 Limitation on Certain Uses of Licensed Crown Intellectual Property. CIT and CAHC agree that, so long as this Agreement is in effect, neither CIT nor CAHC shall, nor shall they permit their respective affiliates to, use the Licensed Crown Intellectual Property in any manner that would be likely to materially impair the value or utility of the Licensed Crown Intellectual Property in connection with the continued use and operation by PREIT and its affiliates of the properties and business acquired pursuant to the Merger and the other transactions contemplated by the Merger Agreement. Subject to Section
5.1.2 of this Agreement, Crown acknowledges that it is unaware of any third party claim pending or threatened, concerning the use of the Licensed Crown Intellectual Property or other Crown intellectual property consisting in whole or in part of the word "CROWN".

         4.2 No Impact on Obligations under Non-Competition Agreement. CIT and CAHC acknowledge and agree that, in connection with the consummation of the Merger, CIT and certain of its affiliates are entering into a Non-Competition Agreement (the "Non-Competition Agreement"). Nothing contained in this Agreement shall affect the obligations of CIT and its affiliates under the Non-Competition Agreement. During the five (5) year period from the effective date of this Agreement (except with respect to "WASHINGTON CROWN CENTER", as to which this provision shall apply for so long as PREIT or any of its affiliates uses "WASHINGTON CROWN CENTER"), Crown agrees not to license the use of the Licensed Crown Intellectual Property or any name, mark or indicia consisting in whole or in part of "CROWN" to a competitor of PREIT or any of PREIT's affiliates for any Restricted Activities (as defined in the Non-Competition Agreement), and Crown will use its reasonable best efforts to prevent any competitor of PREIT or of any of PREIT's affiliates from using the Licensed Crown Intellectual Property, any component of the Licensed Crown Intellectual Property or a name or mark consisting of "CROWN" for any Restricted Activities ("Prohibited Use"). Should any Prohibited Use occur and Crown shall fail to commence action to prevent or terminate such Prohibited Use within thirty (30) days after notice from PREIT, PREIT shall have the right to take all such action as PREIT reasonably determines, to prevent or terminate such Prohibited Use, included but not limited to court actions and Crown agrees to join in any such court or other actions as reasonably requested by PREIT. Crown shall reimburse PREIT for any reasonable out-of-pocket expenses incurred by PREIT in connection with such actions if PREIT provides the notice specified in the preceding sentence and Crown fails to commence action within such thirty (30) day period.

                                   DISCLAIMERS
                                   -----------


         5.1 Warranty Disclaimers. Nothing contained in this Agreement shall be construed as:

                  5.1.1 A WARRANTY WITH RESPECT TO THE LICENSED CROWN INTELLECTUAL PROPERTY, WHETHER STATUTORY, EXPRESSED OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR ARISING FROM COURSE OF DEALING OR USAGE OF TRADE;

                  5.1.2 a warranty or representation that any use of the Licensed Crown Intellectual Property hereunder will be free from infringement of trademarks or service marks of third parties; or

                  5.1.3 except as set forth in Section 4.2, an agreement to bring or prosecute actions or suits against third parties or conferring any right to bring or prosecute actions or suits against third parties with respect to the Licensed Crown Intellectual Property.

         5.2 Non-Exclusivity. Except as set forth in Section 4.2, the license granted to PREIT under this Agreement is non-exclusive and, subject to Section 4.1, nothing contained herein shall prevent or preclude Crown from entering into any other licenses or agreements with any third party in connection with the Licensed Crown Intellectual Property.

         5.3 No Liability for PREIT. Notwithstanding any of the other terms of this Agreement, including without limitation Section 2.10(a), neither PREIT nor any of its affiliates, personnel, agents or trustees or any personnel, agents or trustees of any such affiliates, shall have any liability to Crown or any other person or entity in any manner whatsoever for any losses, damages, claims, suits, actions or proceedings (collectively, "damages") in connection with or incidental to this Agreement, except for actual, out-of-pocket damages that are directly caused to Crown or its affiliates as a consequence of PREIT's or one of its affiliates' willful violation of the express terms of this Agreement which persists for greater than thirty (30) days following written notice by Crown to PREIT. Under no circumstances shall PREIT or any of its affiliates or any of their respective personnel, agents or trustees, have any liability for consequential or indirect damages of any nature whatsoever.

                        TERM, TERMINATION AND EXPIRATION
                        --------------------------------

         6.1 Term. Unless sooner terminated in accordance with Section 6.2, the term of this Agreement shall begin as of the effective date first written above and shall continue until November 19, 2008, except for usage of the name "WASHINGTON CROWN CENTER", as to which the license granted under this Agreement shall continue for so long as PREIT or any of its affiliates uses "WASHINGTON CROWN CENTER" as authorized by this Agreement.

         6.2 Termination by Crown. Crown may terminate this Agreement and the license and other rights granted hereunder in the event of any material breach by PREIT or any of its affiliates of this Agreement which is not cured within thirty (30) days of written notice from Crown identifying the material breach, provided that if PREIT has commenced reasonable efforts within such thirty (30) day period to cure any such breach, but if such material breach cannot be cured within such thirty (30) day period, PREIT shall have an additional thirty (30) day period to cure such material breach. Notwithstanding the foregoing, Crown may terminate this Agreement and the license and other rights granted hereunder immediately in the event of any bankruptcy or insolvency proceeding involving PREIT or its affiliates.

         6.3 No Waivers, Etc. Waiver by Crown of its right to terminate because of any material breach shall not constitute a waiver of any subsequent material breach, regardless of whether of the same or of a different nature. No termination or expiration of this Agreement shall relieve or release any party from any of its obligations hereunder with respect to obligations due or acts committed under this Agreement.

         6.4 Effect of Expiration or Termination. Upon expiration or termination of this Agreement:

                  6.4.1 all rights granted to PREIT hereunder shall terminate;

                  6.4.2 PREIT shall have ninety (90) days to discontinue any and all use of the Licensed Crown Intellectual Property; and

                  6.4.3 the expiry or withdrawal of PREIT's right to use the Licensed Crown Intellectual Property shall not entitle PREIT to compensation or damages of any description.


                                  MISCELLANEOUS
                                  -------------

         7.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to its conflicts of law principles.

         7.2 Notices. Any notice, request or statement hereunder shall be deemed to be sufficiently given or rendered when sent by registered, certified or first class mail, or by national overnight delivery service, in each case postage and charges pre-paid, and if given or rendered to PREIT addressed to:

                  Pennsylvania Real Estate Investment Trust
                  200 South Broad Street
                  The Bellevue
                  Philadelphia, PA  19102

                  ATTN:  Bruce Goldman, Esq,
                  Executive Vice President and General Counsel

or, if given or rendered to CIT and/or CAHC addressed to:

                           Crown Investments Trust
                           Pasquerilla Plaza
                           Johnstown, PA  15901
                           Attention:  President

or, in any case, to such changed address or person as Crown or PREIT shall have specified by written notice pursuant hereto.

         7.3 Assignment. PREIT shall not assign this Agreement or its rights hereunder in whole or in part without the prior written consent of Crown, except that, during the three (3) year period after the effective date of this Agreement (and at any time during the term of this Agreement with respect to "WASHINGTON CROWN CENTER"), PREIT may assign this Agreement or its rights hereunder in whole or in part to a successor-in-interest to any of the assets of PREIT acquired directly or indirectly in connection with the Merger, provided that such successor-in-interest agrees in writing to be bound by the terms of this Agreement. Crown may assign this Agreement in whole or in part to any person or entity which becomes the owner of the Licensed Crown Intellectual Property.

         7.4 Severability. The provisions of this Agreement are severable, and in the event that any provision of this Agreement is determined to be invalid or unenforceable under any controlling body of law, such provision shall be enforced to the fullest extent permitted by applicable law and such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

         7.5 Entire Agreement. This Agreement sets forth the entire agreement among the parties hereto with respect to the subject matter hereof, reflects and merges all pertinent prior discussions and correspondence pertaining thereto, and supersedes and cancels all preexisting agreements pertaining thereto. Any representation, promise, definition, warranty or condition pertaining thereto and not incorporated herein shall not be binding upon either party.

         7.6 Amendments. This Agreement may not be amended, modified or changed in any way hereafter except by a written amendment signed by each of the parties hereto.

         7.7 Independent Contractors. The relationship hereby established between PREIT and Crown is solely that of independent contractors. This Agreement shall not create an agency, partnership, joint venture or employer/employee relationship, and nothing hereunder shall be deemed to authorize either party to act for, represent or bind the other.

         7.8 Counterparts. This Agreement may be executed in counterparts and upon facsimiles, each such counterpart and facsimile to constitute one and the same instrument.

         7.9 No Third Party Beneficiaries. Except for the rights granted herein with respect to the use of the Licensed Crown Intellectual Property by PREIT's affiliates, nothing contained in this Agreement is intended to or shall confer on any third party any right, benefit or remedy.


                            [Signature Page follows]

         IN WITNESS WHEREOF, the parties hereto have caused this License Agreement to be signed by their proper officers thereunto duly authorized.

PENNSYLVANIA REAL ESTATE                             Witness:
INVESTMENT TRUST


By: /s/ Bruce Goldman                                /s/ Jeffery A. Linn
   ------------------------------                    --------------------------
Title: EVP and General Counsel
      ---------------------------

CROWN INVESTMENTS TRUST                              Witness:


By: /s/ Ronald J. Hamilton                           /s/ Ronald P. Rusniak
   ------------------------------                    --------------------------

Title: CFO and VP
      ---------------------------

CROWN AMERICAN HOTEL COMPANY                         Witness:


By: /s/ Ronald J. Hamilton                           /s/ Ronald P. Rusniak
   ------------------------------                    --------------------------

Title: CFO and VP
      ---------------------------

                                   Schedule A
                                   ----------

CROWN AMERICAN AND DESIGN
United States Trademark Registration No. 2,219,999

MISCELLANEOUS DESIGN (INVERTED CROWN)
United States Trademark Registration No. 1,601,339


                                   Schedule B
                                   ----------
CROWNAMERICAN.COM

CROWNAM.COM